EXHIBIT 4.3
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                          TECH ELECTRO INDUSTRIES, INC.
                        2000 INCENTIVE STOCK OPTION PLAN

     On July 5, 2000,  the Board of Directors of Tech Electro  Industries,  Inc.

adopted the following 2000 Incentive Stock Option Plan:

1.    PURPOSE. The purpose of the Plan is to provide Key Employees, non-employee directors, independent contractors and  consultants  with a proprietary interest in the Company through the granting of Options which will:

      (a)  increase  the  interest of the Key Employees, non-employee directors,

independent contractors and consultants in the Company's welfare;

      (b)  furnish  an  incentive  to the Key Employees, non-employee directors,

independent  contractors and consultants to  continue  their  services  for  the

Company; and

      (c)   provide  a  means through which the Company may attract able persons to enter its  employ, serve on its Board and render services to it.

2.       ADMINISTRATION. The Plan will be administered by the Committee.

3.       PARTICIPANTS.   The   Committee   may,   from time to time,  select the

particular Key Employees,  non-employee  directors,  independent contractors and consultants  of the  Company  and its  Subsidiaries  to whom  Options  are to be granted,  and who will,  upon such grant,  become  Participants in the Plan. The

Committee has the  authority,  in its complete  discretion,  to grant Options to

Participants.  A Participant may be granted more than one Option under the Plan,

and Options may be granted at any time or times during the term of the Plan.

4.       STOCK  OWNERSHIP  LIMITATION.  No Incentive Option may be granted to an

Employee  who owns more than 10% of the voting  power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the

Option  price is at least 110% of the fair market  value of the Common  Stock at the time the  Incentive  Option  is  granted  and the  Incentive  Option  is not exercisable more than five years from the date it is granted.
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5.       SHARES SUBJECT TO PLAN.  The  Committee may not grant Options under the

Plan  for  more  than  2,000,000  shares  of  Common  Stock  and  may  not grant

Options to any Participant for more than 2,000,000  shares of Common Stock,  but these  numbers  may  be  adjusted  to  reflect,  if  deemed  appropriate  by the

Committee, any stock dividend, stock split, share combination,  recapitalization or the like of or by the  Company.  Shares to be  optioned  and sold may be made available from either  authorized but unissued Common Stock or Common Stock held by the Company in its  treasury.  Shares that by reason of the  expiration of an

Option or  otherwise  are no longer  subject to  purchase  pursuant to an Option granted under the Plan may be re-offered under the Plan.

6.       LIMITATION ON AMOUNT.  The aggregate fair  market value ( determined at the  date  of  grant) of the shares of Common  Stock  which any Key  Employee is first eligible to purchase in any calendar year by exercise of incentive Options granted under the Plan and all incentive  stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or  Subsidiaries  shall not exceed $100,000.  For this purpose, the fair market value (determined at the date of grant  of each  option)  of the  stock  purchasable  by  exercise  of an

Incentive  Option  (or an  installment  thereof)  shall be counted  against  the

$100,000  annual  limitation  for a Key Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

7.       ALLOTMENT  OF  SHARES.  The  Committee  shall  determine  the number of shares of Common  Stock to be  offered  from time to time by grant of Options to

Key Employees,  non-employee directors,  independent contractors and consultants of the  Company  or its  Subsidiaries.  The grant of an Option to an  individual shall not be deemed either to entitle the  individual  to, or to disqualify  the individual from, participation in any other grant of Options under the Plan.

8.       GRANT  OF  OPTIONS.  The  Committee is  authorized  to grant  Incentive

Options,  Non-qualified  Options,  or a  combination  of both,  under  the Plan;

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provided,  however,  Incentive Options may be granted only to Key Employees. The grant of Options shall be evidenced by Option  Agreements  containing such terms and provisions as are approved by the Committee,  but not inconsistent  with the

Plan, including (without limitation)  provisions that may be necessary to assure that any Option  that is  intended  to be an  Incentive  Option will comply with

Section 422 of the Code.  The  Company  shall  execute  Option  Agreements  upon instructions from the Committee.  Except as provided otherwise in Sections 5 and

14 of the Plan, the terms of any Option Agreement  executed by the Company shall not be amended,  modified or changed  without the written consent of the Company and the Participant.

         An Option  Agreement  may  provide  that the  Participant  may  request approval  from the  Committee  to  exercise  an Option or a portion  thereof  by tendering  Qualifying  Shares at the fair market  value per share on the date of exercise  in lieu of cash  payment  of the  Option  price.  The  Plan  shall  be submitted to the Company's  shareholders  for  approval.  Options may be granted under the Plan  before the  shareholders  of the Company  approve the Plan,  and those  Options  will  be  effective  when  granted;  but if for any  reason  the shareholders  of the  Company do not  approve  the plan before one year from the date of adoption of the Plan by the Board (the "Shareholder Approval Deadline"),

all Incentive  Options  granted under the Plan before the  Shareholder  Approval

Deadline will be deemed to have been granted as Non-qualified Options. No Option granted  before  shareholder  approval  may be  exercised,  in whole or in part,

before approval of the Plan by the shareholders of the Company.

9.      OPTION PRICE.  The Option price for an Incentive Option shall not be less than 100% of the fair market  value per share of the Common Stock ( or 110%

of such amount as required by Section 4 of the Plan), and at least the par value per share of Common Stock,  on the date the Option is granted.  The Option price for a Non-qualified  Option shall be, as determined by the Committee,  any price
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per share of the Common  Stock  that is greater  than par value per share of the

Common Stock.  For purposes of the Plan, the fair market value of a share of the

Common Stock shall be (i) if the Common Stock is traded in the  over-the-counter market or on any securities exchange,  the closing price or, if applicable,  the average of the closing bid and ask prices per share of such Common Stock for the last business day immediately before the date the Option is granted, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith  using any  reasonable  valuation  method and based on such  factors as it deems relevant to such determination.

10.     OPTION PERIOD.  The Option Period will  begin  on the date the Option is granted,  which  will  be the date the Committee  authorizes  the  Option unless the Committee  specifies a later date.  No Option may  terminate  later than ten years ( or five  years as  required  by Section 4 of the Plan) from the date the

Option is granted.  The  Committee  may  provide for the  exercise of Options in installments and, subject to the provisions hereof, upon such terms,  conditions and restrictions as it may determine.  The Committee may provide for termination of the  Option  in the  case  of  termination  of  employment,  directorship  or independent contractor or consultant relationship, or any other reason.

11.     RIGHTS  IN  EVENT  OF  DEATH OR  DISABILITY.  If a  Participant  dies or becomes  disabled  (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his  Option  Agreement,  the  Option  Agreement  may  provide  that it may be exercised,  to the extent of the shares with  respect to which the Option  could have been  exercised by the  Participant on the date of his death or disability,

(i) in the case of  death,  by the  Participant's  estate or by the  person  who acquire the right to exercise the Option by bequest or  inheritance or by reason of the  death  of the  Participant,  or (ii) in the case of  disability,  by the

Participant  or his  personal  representative,  provided the Option is exercised
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prior to the date of its  expiration  or not more than one year from the date of the  Participant's  death or  disability,  whichever  first occurs.  The date of disability of a Participant shall be determined by the Committee.

12.     PAYMENT.  Full payment for shares  purchased  upon  exercising an Option shall be made in cash or by check or, if the Option  Agreement so permits and no legal or regulatory  requirement  imposed on the Company or covenant made by the

Company is violated, by tendering Qualifying Shares at the fair market value per share at the time of  exercise,  or on such other  terms as are set forth in the

applicable   Option   Agreement.   If  the   Common   Stock  is  traded  in  the

over-the-counter  market or upon any  securities  exchange,  the  Committee  may permit a Participant exercising an Option to simultaneously  exercise the Option and sell a portion of the shares  acquired,  pursuant to a brokerage  or similar arrangement approved in advance by the Committee,  and use the proceeds from the sale as payment  of the  Option  price of the Common  Stock  being  acquired  by exercise of the Option. In addition, the Participant shall tender payment of the amount  as may be  reforested  by the  Company,  if  any,  for  the  purpose  of satisfying its statutory liability to withhold federal, state or local income or other taxes  incurred by reason of the  exercise of an Option.  No shares may be issued until full payment of the purchase  price  therefor has been made,  and a

Participant  will have none of the rights of a shareholder with respect to those shares until those shares are issued to him.

13.     EXERCISE  OF  OPTION.  Options  granted  under the Plan may be exercised during the Option Period,  at such times,  in such amounts,  in accordance  with such terms and subject to such  restrictions  as are set forth in the applicable

Option  Agreements.  In no event may an Option be  exercised or shares be issued pursuant  to an Option if any  requisite  action,  approval  or  consent  of any governmental  authority  of any kind having  jurisdiction  over the  exercise of

Options shall not have been taken or secured.
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14.     CAPITAL ADJUSTMENTS AND REORGANIZATIONS.

        (a) The number of shares of Common  Stock  covered  by each  outstanding

Option  granted  under the Plan and the Option price may be adjusted to reflect,

as deemed  appropriate  by the Board,  any stock  dividend,  stock split,  share

combination,  exchange  of  shares,  recapitalization,   merger,  consolidation,

separation, reorganization, liquidation or the like of or by the Company that is effected without receipt of consideration by the Company.  For this purpose, the term effected without receipt of consideration.  I shall not include  conversion or exchange of any convertible or exchangeable securities of the Company.

        (b) In the  event of the  proposed  dissolution  or  liquidation  of the

Company,  the Board shall notify the  Participant at least 20 days prior to such proposed action. To the extent that an Option has not been previously exercised,

such Option shall  terminate  immediately  before  consummation of such proposed dissolutions or liquidation.

        (c) If (i) the Company shall sell all or substantially all of its assets to an entity that is not an affiliate,  as defined in Rule 405 promulgated under the Securities Act of 1933, as amended,  of the Company  immediately before that sale, (ii) the Company consummates a merger,  consolidation,  share exchange, or reorganization with another corporation or other entity and, as a result of such mergers, consolidation, share exchange, or reorganization,  less than a majority of the combined  voting power of the  outstanding  securities  of the  surviving

entity  (whether  the  Company  or  another  entity)   immediately   after  such

transaction is held in the aggregate by the holders of securities of the Company that were entitled to vote generally in the election of directors of the Company

(or its successor)  ("Voting Stock")  immediately  before such  transaction,  or

(iii) when the Common Stock is traded in the  over-the-counter  market or on any securities exchange, pursuant to a tender offer or exchange offer for securities of the Company,  or in any other manner,  any person or group within the meaning
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of the  Securities  Exchange  Act of 1934,  as amended  (excluding  any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities  Exchange Act of 1934, as amended) of more than

50% of the Voting Stock (the  surviving  corporation  or purchaser  described in this paragraph, the Purchaser, and any such event described in this paragraph, a

Change of Control),  then the Company shall  negotiate in good faith to reach an agreement  with  the  Purchaser  that  the  Purchaser  will  either  assume  the obligations  of the  company  under  the  outstanding  Options  or  convert  the outstanding  Options into options of at least  quality value as to capital stock of the  Purchaser;  but if such an agreement  is not  reached,  then the options shall  become  fully vested and  exercisable  and the Company  shall notify each

Participant,  not later than 20 days before the effective date of such Change of

Control  (except that in the case of a Change of Control under the clause (iii),

notice shall be given as soon as practicable after the Change of Control),  that his Option has become fully vested and  exercisable,  whether or not such Option shall  then be  exercisable  under the terms of his Option  Agreement.  Any such arrangement  relating to Incentive Options shall comply with the requirements of

Section 422 of the Code and the regulations  thereunder.  To the extent that the

Participants  exercise the Options before or on the effective date of the Change of Control,  the Company  shall issue all Common Stock  purchased by exercise of those Options,  and those shares  of-Common Stock shall be treated as issued and outstanding  for  purposes of the Change of  Control.  Upon a Change of Control,

where the  outstanding  Options are not assumed by the surviving  corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate.

15.     TAX   WITHHOLDING.   The   Committee   may   establish  such  rules  and

procedures as it considers  desirable in order to satisfy any  obligation of the
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Company to withhold the statutorily  prescribed minimum amount of federal income taxes or other taxes with  respect to the exercise of any Option  granted  under the Plan. If the Common Stock is traded in the  over-the-counter  market or upon any  securities  exchange,  such  rules  and  procedures  may  provide  that the withholding  obligation shall be satisfied by the Company  withholding shares of

Common Stock  otherwise  issuable upon exercise of an Option in shares of Common

Stock in an  amount  equal to the  statutorily  prescribed  minimum  withholding applicable to the ordinary income resulting from the exercise of that Option.

16.     NON-ASSIGNABILITY. Unless otherwise permitted by the Code and Rule 16b-3 under  the  Securities  Exchange  Act  of  1934, as amended (if applicable), and expressly  permitted in the Option  Agreement,  an Option may not be transferred other than by will or by the laws of  descent  and  distribution.  Except in the case  of  the  death  or  disability  of a  Participant,  Options  granted  to a

Participant may be exercised only by the Participant.

17.     INTERPRETATION.  The  Committee  shall  interpret  the  Plan  and  shall prescribe  such rules and  regulations  in connection  with the operation of the

Plan as it determines to be advisable for the  administration  of the Plan.  The

Committee may rescind and amend its rules and regulations.

18.     AMENDMENT  OR  DISCONTINUANCE.  The  Plan may be amended or discontinued

by the Board or the Committee  without the approval of the  shareholders  of the

Company,  except that any amendment  that would either  materially  increase the number of securities that may be issued under the Plan or materially  modify the requirements  of eligibility for  participation  in the Plan must be approved by the shareholders of the Company.

19.     EFFECT OF PLAN.  Neither the adoption of the Plan nor any  action of the

Board  or  the  Committee  shall  be deemed to give any  Employee,  non-employee director, independent contractor or consultant any right to be granted an Option to purchase  Common Stock or any other rights  except as may be evidenced by the
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Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company,  and then only to the extent and on the terms and conditions  expressly set forth  therein.  The existence of the Plan and the

Options  granted  hereunder  shall not affect in any way the right of the Board,

the  Committee  or the  shareholders  of the  Company to make or  authorize  any adjustment,  recapitalization,  reorganization  or other change in the Company's capital  structure or its business,  any merger or consolidation of the Company,

any  issue of  bonds,  debentures,  or shares  of  preferred  stock  ahead of or affecting Common Stock or the rights thereof,  the dissolution or liquidation of the  Company  or any  sale  or  transfer  of all or any  part of its  assets  or business,  or any other  corporate act or proceeding.  Nothing  contained in the

Plan or in any Option  Agreement  shall confer upon any  Employee,  non-employee director,  independent contractor or consultant any right to (i) continue in the employ of the  Company or any of its  Subsidiaries,  or  continue as a director,

independent  contractor or consultant to the Company or any of its Subsidiaries,

or (ii)  interfere  in any way  with  the  right  of the  Company  or any of its

Subsidiaries to terminate his employment, directorship or independent contractor or consultant relationship at any time.

20.     TERM.  Unless sooner terminated  by action of the Board,  this Plan will terminate on July 4, 2010.  The  Committee may not grant  Options under the Plan

after  that  date,   but  Options  granted  before that date will continue to be effective in accordance with their terms.

21.     DEFINITIONS.   For  the   purpose   of  the  Plan,  unless  the  context

requires otherwise, the following terms shall have the meanings indicated:

        (a)      "Board" means the Board of Directors of the Company.

        (b)      "Code" means the Internal Revenue Code of 1986, as amended.

        (c)      "Committee"  means  the  committee  of  the  Board appointed to administer  the  Plan  or,  in the absence of such a Committee,

                 means the Board.
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        (d)      "Common  Stock"  means  the  Common  Stock which the Company is

                 currently  authorized  to  issue  or  may  in  the  future   be

                 authorized  to  issue  (as long as the common stock varies from that currently authorized, if at all, only in amount of par value ).

        (e)      "Company"   means   Tech  Electro  Industries,  Inc.,  a  Texas

                 corporation.

        (f)      "Employee"  means  an  individual  who  is employed, within the meaning  of  Section  3401 if the Code, by the Company or  by a

                 Subsidiary.  The  Committee  shall determine when an Employee's period  of  employment  terminates  and  when  such  period  of employment  is  deemed to be continued during an approved leave of absence.

        (g)      "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

        (h)      "Key  Employee"  means  any  Employee  whose  performance   and

                 responsibilities  are  determined  by  the  Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

        (i)      "Non-qualified  Option"  means an Option granted under the Plan which is not intended to be an Incentive Option.

        (j)      "Option"  means  an  option  granted  pursuant  to  the Plan to

                 purchase  shares  of  common  Stock,  whether  granted  as   an

                 Incentive Option or as a Non-qualified Option.

        (k)      "Option Agreement"  means,  with respect to each Option granted to  a  Participant,  the  signed  written agreement between the

                 Participant  and  the  Company  setting  forth  the  terms  and conditions of the Option.
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        (l)      "Option Period" means the period during which  an Option may be exercised.

        (m)      "Parent"  means  any  corporation  in  an  unbroken  chain   of

                 corporations ending with the Company if,at the time of granting of  the Option, each of the corporations other than the Company owns stock possessing 50% or more of the  total combined voting power  of all classes of stock in one of the other corporations in the chain.

        (n)      "Participant" means an individual to whom  an  Option  has been granted under the Plan.

        (o)      "Plan"  means this Tech Electro Industries, Inc. 2000 Incentive

                 Stock Option Plan, as set forth herein and as it may be amended from time to time.

        (p)      "Qualifying Shares" means shares of Common Stock  which  either

                 (i) have been owned by the Participant for more than six months and  have  been  "paid  for"  within  the  meaning  of Rule 144 promulgated under the Securities Act of 1933,  as  amended,  or

                 (ii) were obtained by the Participant in the public market.

        (q)      "Subsidiary" means any corporation  in  an  unbroken  chain  of corporations beginning with the Company if, at the  time of the granting of the Option, each of the corporations other than the last  corporation  in  the unbroken chain owns stock possessing

                 80%  or  more of the total combined voting power of all classes of  stock  in  one  of the other corporations in the chain, and

                 "Subsidiaries" means more than one of any of such corporations.







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